UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2006

LUNA TECHNOLOGIES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-29991
(Commission File Number)

91-1987288
(IRS Employer Identification No.)

61 B Fawcett Road, Coquitlam, British Columbia, Canada V3K 6V2
(Address of principal executive offices and Zip Code)

(604) 526-5890
Registrant's telephone number, including area code

Inapplicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

We have entered into a consulting agreement with Leslie James Porter, our Chief Financial Officer and one of our directors, wherein we have agreed to pay him a monthly fee of CDN$2,500 as well as reasonable out-of-pocket expenses incurred in performing the duties described in Schedule A of the agreement. In addition, we have agreed to issue to Mr. Porter 500,000 shares of common stock, which shares are to be issued pursuant to the provisions of our 2006 Stock Plan. The agreement commenced and has an effective date of March 1, 2006 and terminates February 28, 2007, and will automatically renew for an additional one year unless otherwise stipulated. The consulting agreement with Mr. Porter is attached as Exhibit 10.1 to this Form 8-K.

On March 16, 2006, we entered into a share grant agreement with Robert Humber, one of our directors, wherein we have agreed to grant to him 100,000 shares of common stock pursuant to the provisions of our 2006 Stock Plan. The share grant agreement with Mr. Humber is attached as Exhibit 10.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

10.1	Consulting agreement dated March 1, 2006 between our company and Leslie James Porter.

10.2	Share grant agreement dated March 16, 2006 between our company and Robert Humber.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNA TECHNOLOGIES INTERNATIONAL, INC.

/s/ Leslie James Porter
Leslie James Porter
Chief Financial Officer and Director
Date: March 22, 2006